PLEASE DISSREGARD THE PREVIOUS FILING OF AN 8-K/A MADE ON MAY 1, 2008.

THE FILING WAS MADE ERRONEOUSLY UNDER THE WRONG COMPANY BY MYSELF THE FILING AGENT.

I DO APPOLOGIZE FOR ANY INCONVENIENCE THIS MAY HAVE CAUSED.

CURTIS FOX